UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Mack-Cali Realty Corporation

(Name of Registrant as Specified In Its Charter)

BOW STREET LLC

BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP

A. AKIVA KATZ

HOWARD SHAINKER

ALAN R. BATKIN

FREDERIC CUMENAL

MARYANNE GILMARTIN

NORI GERARDO LIETZ

TAMMY K. JONES

MAHBOD NIA

HOWARD S. STERN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Bow Street LLC, together with its affiliates (collectively, “Bow Street”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2020 annual meeting of stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the “Company”).

Item 1: On June 3, 2020, Bow Street issued the following press release:

BOW STREET RESPONDS TO FALSE ALLEGATIONS REGARDING ITS

MACK-CALI BOARD NOMINEE

NEW YORK – June 3, 2020 – Bow Street LLC (“Bow Street”) today issued the following statement regarding the unfair and untrue allegations made by Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) regarding Tammy Jones, one of Bow Street’s nominees for election to the Company’s Board of Directors (the “Board”).

Akiva Katz and Howard Shainker, Managing Partners of Bow Street, said, “It is highly disappointing that Mack-Cali has chosen to impugn Ms. Jones, who is one of the few African American female CEOs in the commercial real estate sector. Ms. Jones has a sterling reputation, unimpeachable integrity and is widely recognized as a champion of gender and ethnic diversity in the commercial real estate industry. Mack-Cali shareholders would greatly benefit from the independence, intellect, and experience she would bring to the boardroom. That Mack-Cali’s legacy directors and CEO Michael DeMarco would choose to mislead shareholders with innuendo and falsehoods about Ms. Jones further underscores their misaligned priorities.”

Here are the facts:

Ms. Jones and her spouse were working with Ferguson Partners, the search firm retained by Mack-Cali, on a diversity initiative for more than 6 months before Mack-Cali began its search for director candidates.

In 2019, Bill Ferguson, Ferguson Partners’ CEO (who personally handled the Mack-Cali Board search), and Gemma Burgess, Ferguson Partners’ President of the America’s, were directly working with Ms. Jones and her spouse on an initiative to create a pipeline of ethnically diverse candidates for public company boards. Ms. Jones and her spouse disclosed their personal and professional relationship to both Mr. Ferguson and Ms. Burgess in 2019. In fact, in September 2019, Ferguson Partners asked Ms. Jones to solicit her spouse’s help on a diversity mandate in Boston where his company is based.

Ferguson Partners wanted to recommended Ms. Jones for Mack-Cali’s 2020 Board slate, however, Ms. Jones declined the opportunity and further specified to Ferguson Partners that she had a conflict with it.

In the context of her ongoing diversity initiative with Ferguson Partners, Ms. Jones provided Ferguson Partners with a list of highly qualified African American executives in commercial real estate (including her spouse). Mr. Ferguson confirmed with Ms. Jones that these names were going to be used for all upcoming board searches, particularly with an ethnic diversity mandate, not only for the Mack-Cali Board search. Additionally, Ferguson Partners never followed up on Ms. Jones’ conflict, nor did the firm ultimately select any of the diverse candidates she proposed for Mack-Cali’s 2020 slate.

Ferguson Partners has a longstanding history with Mack-Cali and is not an objective third-party.

Mr. Ferguson was retained by Mack-Cali previously. In fact, he placed CEO Michael DeMarco in his current position. In an attempt to manipulate the facts to serve its own interests and mislead shareholders, Mack-Cali did not disclose its longstanding relationship with Ferguson Partners and deliberately omitted information about Ms. Jones’ and her spouse’s ongoing diversity initiative with Ferguson Partners.

Ms. Jones is an independent, highly capable, and experienced nominee, who, as a Mack-Cali director, would not only protect shareholders’ interests, but also provide thought leadership to incorporate ESG principles into the Company’s long-term strategy. The nation’s leading, independent proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), recommended that Mack-Cali shareholders vote the GOLD proxy card to elect ALL EIGHT of Bow Street’s nominees, including Ms. Jones.

In its report ISS stated, “Of the dissident’s four new nominees, Jones… possess[es] strong real estate investment and/or operational qualifications that will be essential in overseeing the execution of the company’s transaction-heavy strategy.”1

These are the facts and Mack-Cali shareholders deserve to know them. Shareholders are encouraged to read the email evidence that supports these facts by visiting http://www.bowstreetllc.com/mack-cali2020/.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

[1]	ISS Special Situations Research on Mack-Cali Corporation (CLI): Proxy Contest with Bow Street dated May 29, 2020.

Item 2: June 3, 2020, Bow Street posted the following materials to http://www.bowstreetllc.com/mack-cali2020/:

From: Gemma Burgess <gburgess@fergusonpartners.com>
Sent: Tuesday, September 24, 2019 10:37 AM
To: Tammy Jones <tammyjones@basisinvgroup.com>
Subject: Professional advice
Hi Tammy,
I hope you had a wonderful end to the summer and that the newly remodeled house was a huge success!
I wanted to follow back up on the potential meeting for Bill and I to meet with you and your board members please. Do you have any meetings on the schedule that we could potentially join for an hour? If not, we would be happy to host a breakfast or lunch in NYC or Boston for example.
Also, I was hoping you might be able to share the following Position Specification with the members please. We are hugely focused on diversity and Boston is particularly tough! It is a senior position, probably best suited to someone who is looking for a step back in pace, likely someone who has other interests like non-profit work etc as it will provide good work / life balance. I would love to pick your husband’s brain for Boston ideas too please! Really high EQ is needed – open to ideas from the LP, GP or
Family Office side. Backgrounds could include lawyers, accountants and investors – any good fiduciaries.
I hope September is off to a good start for you. Thanks for your continued help and I hope to see you soon.
Best wishes,
Gemma Burgess
President – U.S. Search
122 East 42nd Street, Suite 4100, New York, 10168
Switchboard: +1-646-779-6000
DL: +1-646-779-6001
Cell: +1-917-881-7260
gburgess@fergusonpartners.com
This communication may contain information that is legally privileged, confidential or exempt from disclosure. If you are not the intended recipient, please note that any dissemination, distribution or copying of this communication is strictly prohibited. Anyone who receives this message and any attachments thereto in error should please notify the sender immediately by telephone or e-mail and delete them from his or her computer.

From: Gemma Burgess <gburgess@fergusonpartners.com>
Date: November 17, 2019 at 2:54:21 PM EST
Subject: Thank you
Dear Tammy,
Thank you to you and Kirk for finding the time to speak with Bill and me. As we discussed, we are very excited about the prospect of partnering with in 2020 and beyond. As you know, this is something we both feel very passionately about.
As we discussed, there are a number of key initiatives that we would like to assist with:
• Helping to think through the strategy with respect to heightening the organization’s profile across the industry. Hosting a CEO breakfast in New York or Boston to brainstorm with those leaders.
Topics to discuss might include promoting attendance at the annual conference outside of the membership base. Creating a safe environment for leaders to ask what their organizations can do better. Sponsorship / mentoring / fundraising.
• Hosting a mixer with key Board Members to meet diverse and board ready diverse talent.
• Creating a Board portal.
I know Bill and I were trying to get together with you early next month to continue the conversation but I believe our schedules have not yet aligned. If we can’t make it work with Bill, perhaps you and I could find a time to meet with to continue the Board conversation and I can keep Bill abreast? I will be in NY from the 5th through the 9th if you might have time then.
I hope to see you on the evening of the 9th at the poker event if you can make that?
I’m in NYC tomorrow and Tuesday morning and available on my cell if you have a few minutes to catchup?
I hope your brother continues to do well and has made it back home.
Best wishes,
Gemma
Gemma Burgess
President – U.S. Search
122 East 42nd Street, Suite 4100, New York, 10168
Switchboard: +1-646-779-6000
DL: +1-646-779-6001
Cell: +1-917-881-7260
gburgess@fergusonpartners.com

From: Bill Ferguson <wferguson@fergusonpartners.com>
Sent: Monday, February 10, 2020 5:10 AM
To: Tammy Jones <tammyjones@basisinvgroup.com>
Cc: Sarah Cullins <SNezamis@fergusonpartners.com>; Becky Wensel <bwensel@fergusonpartners.com>
Subject: Potential Board Mandate for Mack Cali REIT
Tammy, I hope this finds you well. We anticipate launching 3 searches simultaneously, and I will ask
Becky to arrange a call for us. What is your availability on Thursday/Friday?
Thanks. Sarah, please join.
Bill Ferguson
Ferguson Partners
Direct: 312-893-2332
Sent from my iPad
On Jan 29, 2020, at 6:05 AM, Tammy Jones <tammyjones@basisinvgroup.com> wrote:
Hi Gemma. I am out of the country until next week. I will circle back with you next week to discuss.
Tammy
On Jan 29, 2020, at 12:31 PM, Gemma Burgess <gburgess@fergusonpartners.com> wrote:
Dear Tammy,
Thank you to you and Kirk for taking the time to update Bill and me with respect to activities. As we discussed, we would like to be helpful with respect to very important mission and thank you for the opportunity to potentially partner together.
We think we can be helpful in a number of ways:
Firstly, to organize a series of breakfasts (New York, Boston, San Francisco) with senior leaders from across the industry. Bill and I would be happy to facilitate conversations that would allow the industry to ask questions, in a safe environment, on how we can all help to implement change within our firms and more broadly across the industry. The senior leaders would also be able to offer their professional advice to regarding the organization and annual conference. We should schedule the dates for the year and invite each Board member to participate in at least one of the events. It would be good to have you
(or a colleague) attend each event alongside Bill and me for continuity. Unlike diversity by gender, there is a lot of confusion across the industry on how to appropriately source for ethnic diversity, how to talk about goals in this space without fear of reprisal and, most importantly, how to tackle the problem across all levels, across the industry. We believe that in order for change to happen, it will be important to have the industry leaders at your events and participating in content, volunteering to speak and to sponsor etc. Similar to the gender diversity conversations that we have participated in over the last decade,

change really starts to happen when it is advocated for by the existing board members and leadership teams within the industry.
Secondly, to organize a couple of ‘Board Ready’ mixers (New York and Los Angeles) where we could invite
Chairs of Nominations Committees to get together with members. This event would be focused on relationship building as opposed to Board content but we still recommend a short panel discussion at the start – perhaps discussing current trends in Board recruitment and composition? These events would make best sense in the early evening when people can enjoy a cocktail and would be focused on members that have or are ready to take on a Board seat.
Thirdly, we would love to be helpful with respect to the Board database. Perhaps we can set a further meeting with me, you and to discuss this further?
One other thing we should think about. With the permission of the Board and the industry leaders that participate in the breakfasts, and with everyone having a chance to approve the copy, it would be good to publish what we hear over the year so that our brainstorming exercises could benefit the industry as a whole. I am sure many associations and publications would be interested in the content.
Bill and I are happy to make ourselves available for a call or meeting with you and / or the Board as appropriate. We would be delighted to start working on dates and locations for all the events and the first draft of attendees.
We look forward to hearing back from you.
Best wishes,
Gemma
Gemma Burgess
President – U.S. Search
122 East 42nd Street, Suite 4100, New York, 10168
Switchboard: +1-646-779-6000
DL: +1-646-779-6001
Cell: +1-917-881-7260
gburgess@fergusonpartners.com

From: Sarah Cullins <SNezamis@fergusonpartners.com>
Sent: Friday, March 6, 2020 11:14 AM
To: Tammy Jones <tammyjones@basisinvgroup.com>
Subject: RE: Board seat
Thank you Tammy!
SARAH CULLINS NEZAMIS
Senior Director
From: Tammy Jones <tammyjones@basisinvgroup.com>
Sent: Thursday, March 5, 2020 11:59 AM
To: Sarah Cullins <SNezamis@fergusonpartners.com>; < .com>
Subject: Board seat
Hi Sarah. Pls meet who runs Capital. I highly recommend for the potential
Board seat. did not receive your email so I wanted to put you in direct contact with him. I will let you two take it from here.
Tammy
Tammy K. Jones, Chief Executive Officer
Basis Investment Group І75 Broad St., Suite 2110 Іw York, NY 10004
O: (212) 842-5714 ІF: (917) 591-8781 ІM: (609) 505-1045
Email: tammyjones@basisinvgroup.com Іwww.basisinvgroup.com